UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 29, 2026, the board of directors (the “Board”) of SHF Holdings, Inc. (the “Company”) approved a retention plan for key employees and directors of the Company and its subsidiaries (the “Original Retention Plan”) as well as a retention agreement to be used for retention grants (a “Retention Incentive”) under the Original Retention Plan (the “Original Retention Agreement”). On August 14, 2026, the Board adopted an amended and restated Retention Plan (the “A&R Retention Plan”) as well as an amended and restated version of the Original Retention Agreement (the “A&R Retention Agreement” and, together with the A&R Retention Plan, the “A&R Retention Plan Documents”).

Under the terms of the A&R Retention Plan Documents, directors are ineligible for Retention Incentives.

Under the A&R Retention Plan, a determination of Insolvency (as defined in the A&R Retention Plan) by the Chief Executive Officer must be approved by the Board.

Further, the definition of a “Change in Control” was also amended to remove a reference to a shareholder-approved liquidation of substantially all the net assets of the Company. As such, the A&R Retention Plan will not compensate a participant in the event of a shareholder-approved liquidation.

The Board canceled, ab initio, each director’s Original Retention Agreement.

Pursuant to the A&R Retention Plan, eligible employees may receive a Retention Incentive that, subject to certain conditions, entitles the recipient to a payment equal to a designated percentage of such employee’s base salary in the event of a Change in Control (as defined in the A&R Retention Plan) and an increase to such employee’s base salary during a period of Insolvency. The payment of a Retention Incentive will be conditioned upon the employee’s execution, delivery and non-revocation of a valid and enforceable general release of claims against the Company and its successors and assigns in form and substance satisfactory to the Company.

The foregoing summaries of the A&R Retention Plan and the A&R Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Retention Plan and the A&R Retention Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	SHF, LLC Amended and Restated Employee Retention Plan
10.2	Form of Employee Retention Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: August 19, 2026	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer and Chief Financial Officer